Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 94 dated December 14, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(95) to Post-Effective Amendment No. 582 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange
 Commission on December 22, 2016 (Accession No. 0001193125-16-802087).

Amendment No. 95 dated February 16, 2017 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(96) to Post-Effective Amendment No. 595 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 28, 2017
(Accession No. 0001193125-17-062091).